UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 2, 2011

GOOGLE INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50726	77-0493581
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Amphitheatre Parkway

Mountain View, CA 94043

(Address of principal executive offices, including zip code)

(650) 253-0000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2004 Stock Plan

On June 2, 2011, at the 2011 Annual Meeting of Stockholders of Google Inc., the stockholders approved an amendment to the Google Inc. 2004 Stock Plan to increase the number of authorized shares of Class A common stock that may be issued under the plan by 1,500,000. A description of the 2004 Stock Plan is set forth in our proxy statement filed with the Securities and Exchange Commission on April 20, 2011. The description of the 2004 Stock Plan is qualified in its entirety by reference to the full text of the 2004 Stock Plan, a copy of which is being filed as Exhibit 10.01 to this Form 8-K.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The following proposals were submitted to Google’s stockholders at the 2011 Annual Meeting of Stockholders held on June 2, 2011:

(1)	The election of nine directors to hold office until the next annual meeting of stockholders or until their respective successors have been duly elected and qualified.

(2)	The ratification of Ernst & Young LLP as Google’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

(3)	The approval of an amendment to Google’s 2004 Stock Plan to increase the number of authorized shares of Class A common stock issuable under the 2004 Stock Plan by 1,500,000 to 45,431,660 shares.

(4)	The approval of 2010 compensation awarded to named executive officers.

(5)	The frequency of future stockholder advisory votes regarding compensation awarded to named executive officers.

(6)	A stockholder proposal regarding the formation of a board committee on sustainability.

(7)	A stockholder proposal regarding the adoption of a simple majority voting standard for stockholder matters.

(8)	A stockholder proposal regarding a conflict of interest and code of conduct compliance report.

For more information about the foregoing proposals, see our proxy statement dated April 20, 2011. Holders of our Class A common stock are entitled to one vote per share and holders of our Class B common stock are entitled to 10 votes per share and vote together as a single class on all matters (including the election of directors) submitted to a vote of stockholders, unless otherwise required by law. The number of votes cast for and against and the number of abstentions and non-votes with respect to each matter voted upon are set forth below:

Election of Directors

Director Nominee	Votes For	Votes Withheld	Non-Votes
Larry Page	814,932,447	3,925,209	32,380,965
Sergey Brin	813,845,528	5,012,128	32,380,965
Eric E. Schmidt	814,366,525	4,491,131	32,380,965
L. John Doerr	782,939,751	35,917,905	32,380,965
John L. Hennessy	805,013,450	13,844,206	32,380,965
Ann Mather	815,953,207	2,904,449	32,380,965
Paul S. Otellini	790,091,526	28,766,130	32,380,965
K. Ram Shriram	816,164,372	2,693,284	32,380,965
Shirley M. Tilghman	811,898,576	6,959,080	32,380,965

The nine nominees were elected to the Board of Directors and will serve as directors until our next annual meeting or until their respective successors are elected and qualified.

Ratification of Ernst & Young LLP as Google’s Independent Registered Public Accounting Firm

The results of the voting were 849,138,150 votes for, 1,912,372 votes against, and 188,099 abstentions. There were no non-votes on this matter. The appointment of Ernst & Young was ratified.

Approval of Amendment to Google’s 2004 Stock Plan

The results of the voting were 662,155,333 votes for, 156,532,467 votes against, 166,496 abstentions, and 32,384,325 non-votes. The amendment was approved.

Approval of 2010 Compensation Awarded to Named Executive Officers

The results of the voting were 798,560,961 votes for, 19,427,555 votes against, 869,115 abstentions, and 32,380,990 non-votes. The 2010 compensation awarded to Google’s named executive officers was approved.

Frequency of Future Stockholder Advisory Votes Regarding Compensation Awarded to Named Executive Officers

The results of the voting were 679,891,880 votes for every three years, 2,209,171 votes for every two years, 136,444,921 votes for every one year, 308,366 abstentions, and 32,384,280 non-votes. The frequency that received the highest number of votes (three years) was deemed to be the frequency selected by our stockholders.

Stockholder Proposal Regarding the Formation of a Board Committee on Sustainability

The results of the voting were 8,366,598 votes for, 778,184,962 votes against, 32,306,061 abstentions, and 32,381,000 non-votes. The stockholder proposal was not approved.

Stockholder Proposal Regarding the Adoption of a Simple Majority Voting Standard for Stockholder Matters

The results of the voting were 79,923,607 votes for, 738,720,391 votes against, 210,318 abstentions, and 32,384,305 non-votes. The stockholder proposal was not approved.

Stockholder Proposal Regarding a Conflict of Interest and Code of Conduct Compliance Report

The results of the voting were 3,422,651 votes for, 786,421,270 votes against, 29,013,700 abstentions, and 32,381,000 non-votes. The stockholder proposal was not approved.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.01	Google Inc. 2004 Stock Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOOGLE INC.

Date: June 7, 2011	/s/ Kent Walker
Kent Walker Senior Vice President and General Counsel